As filed with the Securities and Exchange Commission on December 1, 2008

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORNING INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

New York	16-0393470
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Riverfront Plaza

Corning, New York 14831

(607) 974-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vincent P. Hatton, Esq.

Senior Vice President and General Counsel

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

(607) 974-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPIES TO:

Stephen T. Giove

Donald C. Walkovik

Shearman & Sterling LLP

Sullivan & Cromwell

599 Lexington Avenue

125 Broad Street

New York, New York 10022

New York, New York 10004

Approximate date of commencement of proposed sale to the public: from time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer (Do not check if a smaller reporting company) ☐  Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered/ Proposed maximum offering price per unit/ Proposed maximum offering price (1)	Amount of Registration Fee (1)
Debt Securities, Debt Warrants, Equity Warrants, Preferred Stock, Depositary Shares and Common Stock (including preferred share purchase rights) of Corning Incorporated

(1)                                  An indeterminate aggregate initial offering price and amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.  In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

CORNING INCORPORATED

Debt Securities

Debt Warrants and Equity Warrants

Preferred Stock

Depositary Shares

Common Stock

We may offer and sell, from time to time, in one or more offerings, the securities that we describe in this prospectus.

When we offer securities, we will provide you with a prospectus supplement or other offering materials describing the terms of the specific issue of securities, including the offering price of the securities.  You should read this prospectus and the accompanying prospectus supplement or other offering materials carefully before you invest in our securities.

The common stock of Corning Incorporated is quoted on the New York Stock Exchange under the symbol “GLW.”

Investing in our securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or offering materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 1, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will describe the specific terms of the offering and the specific manner in which the securities will be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to the offering, which we refer to, along with any pricing supplement, as “other offering material”. The prospectus supplement or other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement or other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read this prospectus, the prospectus supplement or other offering materials, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus, the prospectus supplement or other offering materials, including the information incorporated by reference, before making an investment decision.

You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Such information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

The SEC allows us to incorporate by reference into this prospectus the information we file with it.  This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC.  The information incorporated by reference is considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later.

We incorporate by reference into this prospectus the documents listed below:

•                  our Annual Report on Form 10-K for the year ended December 31, 2007;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 31;

•                  our Current Reports on Form 8-K filed on February 12, 2008, February 29, 2008, March 14, 2008, April 25, 2008 and June 30, 2008; and

•                  our definitive proxy statement filed on March 10, 2008 pursuant to Section 14 of the Exchange Act.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, definitive proxy statements and amendments to those reports and statements, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  Our internet website is located at http://www.corning.com. The contents of the website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Attention: Corporate Secretary

(607) 974-9000

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished under applicable SEC rules, rather than filed, until we complete the offerings covered by this prospectus.

FORWARD LOOKING STATEMENTS

Some of the statements included in this prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve a number of risks and uncertainties. These statements relate to our future plans, objectives, expectations and estimates and may contain words such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” or similar expressions. Our actual results could differ materially from what is expressed or forecasted in our forward-looking statements. Some of the factors that could contribute to these differences include those discussed under “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated by reference in this prospectus. We undertake no obligation to update any forward-looking statements in this prospectus as a result of new information or future events or developments.

CORNING INCORPORATED

We trace our origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and our name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.  In this prospectus, references to “Corning”, “us”, “we”, or “our” mean Corning Incorporated and do not include the subsidiaries of Corning Incorporated.

We are a global, technology-based corporation that operates in five reportable business segments:

•                  Display Technologies;

•                  Telecommunications;

•                  Environmental Technologies;

•                  Specialty Materials; and

•                  Life Sciences.

Display Technologies manufactures liquid crystal display glass for flat panel displays. Telecommunications manufactures optical fiber, cable and hardware and equipment components for the telecommunications industry.  Environmental Technologies manufactures ceramic substrates and filters for automotive and diesel applications.  Specialty Materials manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs. Life Sciences manufactures glass and plastic consumables for scientific applications.

Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

RISK FACTORS

The securities to be offered may involve various degrees of risk, including the risks described in the documents incorporated by reference in this prospectus or described in any accompanying prospectus supplement or other offering materials.  You should carefully consider the important factors set forth in the documents incorporated by reference in this prospectus or described in any accompanying prospectus supplement or other offering materials before investing in any securities that may be offered.

USE OF PROCEEDS

Except as may be set forth in any accompanying prospectus supplement or other offering materials, we will use the net proceeds from the sale of the securities offered under this prospectus and any accompanying prospectus supplement or other offering materials for general corporate purposes.  Our general corporate purposes may include:

•                  the repayment or reduction of indebtedness;

•                  repurchase of Corning common stock;

•                  working capital requirements;

•                  financing acquisitions; and

•                  the funding of a portion of our normal, ongoing capital spending program.

We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of the offering and will describe the allocation in the applicable prospectus supplement or other offering materials.

SECURITIES WE MAY ISSUE

We may use this prospectus to offer:

•                  debt securities issued by Corning;

•                  debt warrants and equity warrants issued by Corning;

•                  preferred stock issued by Corning;

•                  depositary shares relating to preferred stock; and

•                  common stock issued by Corning.

A prospectus supplement or other offering materials will describe the specific types, amounts, prices, and detailed terms of any of these securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS

Set forth below is information concerning our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges including preferred stock dividends.  For purposes of determining the ratio of earnings to fixed charges, earnings consists of earnings from continuing operations before taxes on income, equity in earnings of associated companies and minority interests, dividends received from equity investees, amortization of previously capitalized interest and fixed charges net of capitalized interest.  Fixed charges consists of interest on indebtedness, including capitalized interest, amortization of debt issuance costs and a portion of rental expenses which represents an appropriate interest rate factor.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2008		2007		2006		2005		2004	2003
Ratio of earnings to fixed charges	28.5	x	15.3	x	10.6	x	6.3	x	*	*
Ratio of earnings to combined fixed charges including preferred stock dividends	—		—		—		—		*	*

*

Loss before taxes and fixed charges as adjusted were inadequate to cover total fixed charges by approximately $1,458 million and $650 million and inadequate to cover fixed charges and pre-tax preferred dividend requirement by approximately $1,458 million, $650 million at December 31, 2004, and 2003 respectively.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities Will Be Issued Under an Indenture

Any debt securities to be offered will be governed by an “indenture” between Corning and The Bank of New York Mellon Trust Company, N.A. (successor to J. P. Morgan Chase & Co., formerly The Chase Manhattan) which acts as trustee, dated as of November 8, 2000. The trustee has two main roles:

•                  First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default”; and

•                  Second, the trustee performs administrative duties for us, which include sending you interest payments and notices.

We may issue as many distinct series of debt securities under each indenture as we wish. This section summarizes terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of your series will be described in the accompanying prospectus supplement or other offering materials. Those terms may vary from the terms described here. The prospectus supplement or other offering materials may also describe special federal income tax consequences of the debt securities.

This Section Is Only a Summary

This section and the prospectus supplement or other offering materials summarize all the material terms of the indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security.

The indenture and its associated documents, including your debt security, contain the full text of the matters described in this section and the prospectus supplement or other offering materials. The indenture and the debt securities are governed by New York law. We have filed the indenture with the SEC.  See “Where You Can Find More Information” for information on how to obtain a copy.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect holders of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We will issue debt securities in book-entry form only, unless we specify otherwise in a prospectus supplement or other offering materials. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”.  Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•                  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each debt security in book-entry form only, unless we specify otherwise in a prospectus supplement or other offering materials.  A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a prospectus supplement or other offering materials, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement or other offering materials for a particular debt security indicate that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated.  We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.”  The global security may be a master global security, although the prospectus supplement or other offering materials will not indicate whether it is a master global security. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•                  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•                  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•                  An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security.  We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•                  The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•                  Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities.”

The special situations for termination of a global security are as follows:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•                  if we notify the trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “—Default, Remedies and Waiver of Default”.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Ranking

Each series of debt securities will not be secured by any property or assets of Corning and will not be subordinated to any other obligations of Corning.

Redemption and Repayment

Unless otherwise indicated in a prospectus supplement or other offering materials, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the prospectus supplement or other offering materials specify a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the prospectus supplement or other offering materials specify one or more repayment dates.

If a prospectus supplement or other offering materials specify a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If a prospectus supplement or other offering materials specify a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

In the event that we exercise an option to redeem any debt security, we will give to the trustee notice of the principal amount of the debt security to be redeemed no later than 60 days before the applicable redemption date and to the holder written notice of the principal amount of the debt security to be redeemed, not less than 15 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices”.

If a prospectus supplement or other offering materials specify a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Conversion

Your debt securities may be convertible into or exchangeable for common stock or other securities of Corning if the prospectus supplement or other offering materials so provide. If your debt securities are convertible or exchangeable, the prospectus supplement or other offering materials will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement or other offering materials would also include provisions regarding the adjustment of the number of shares of common stock or other securities of Corning to be received by you upon conversion or exchange.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another entity. We are also permitted to sell substantially all our assets to another entity. We may not take any of these actions, however, unless all the following conditions are met:

•                  Where we merge out of existence or sell our assets, the successor firm must agree to be legally responsible for the debt securities and must be organized as a corporation, partnership or trust under the laws of the United States, a state of the United States or the District of Columbia.

•                  The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “—Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•                  It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called “liens.” This limitation is discussed below under “—Restrictive Covenants and Defeasance—Restrictions on Liens”. If a merger or other transaction would create any liens on our property, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

Restrictive Covenants and Defeasance

Restrictions on Liens

Corning will not, and will not permit any of its domestic subsidiaries to, become obligated on any new debt that is secured by a lien on any of its or its domestic subsidiary’s principal domestic manufacturing properties, or on any shares of stock or debt of any of its domestic subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to the direct holders of the debt securities.

Corning does not need to comply with this restriction if the amount of all debt that is secured by liens on its principal domestic manufacturing properties is less than 10% of its consolidated net tangible assets. In performing this calculation, debt secured would include the new debt and the securities which it would secure as described in the previous paragraph.

This restriction on liens does not apply to debt secured by the following types of liens, and Corning can disregard this debt when it calculates the limits imposed by this restriction:

•      liens on the property of any domestic subsidiaries of Corning, or on their shares of stock or debt, if those liens existed at the time the corporation became a domestic subsidiary of Corning or as of the date that debt securities are first issued under the indenture;

•      liens in favor of Corning or its domestic subsidiaries;

•      mechanic’s liens, tax liens, liens in favor of, and to secure payments or the acquisition of property from any governmental body by law or because of a contract Corning has entered into, and other liens incidental to construction, conduct of business or ownership of its property or of any domestic subsidiary;

•      liens on property that existed at the time Corning acquired the property, including property it may acquire through a merger or similar transaction, or that it granted in order to purchase, alter or construct the property, sometimes called “purchase money mortgages”; and

•      liens arising from any judgment, decree or order of a court so long as proceedings to review these judgments have not been terminated or the period in which to initiate proceedings has not expired.

Corning can also disregard debt secured by liens that extend, renew or replace any of these types of liens.

Corning and its subsidiaries are permitted to have as much unsecured debt as they may choose, the indenture does not restrict liens on any of the shares of stock of Corning or of less than 80%-owned subsidiaries.

Restrictions on Sales and Leasebacks

Corning will not, and will not permit any of its domestic subsidiaries to, enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless it complies with this restrictive covenant. A “sale and leaseback transaction” generally is an arrangement between Corning or a domestic subsidiary and a bank, insurance company or other lender or investor where Corning or the domestic subsidiary leases a principal domestic manufacturing property, for more than three years, which was or will be sold by Corning or the domestic subsidiary to that lender or investor more than 180 days after the completion of construction of the property and the beginning of its full operation.

Corning does not need to comply with this restriction if the amount of attributable debt is less than 10% of its consolidated net tangible assets. Corning can comply with this restrictive covenant if it retires an amount of funded debt, within 180 days of the transaction, equal to at least the net proceeds of the sale of the principal domestic manufacturing property that it leases in the transaction or the fair value of that property, subject to credits for voluntary retirements of debt securities and funded debt it may make, whichever is greater.

This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Corning and one of its domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less.

Definitions Relating to our Restrictive Covenants

The following are the meanings of the terms that are important in understanding the restrictive covenants previously described:

•      “attributable debt” means the total net amount of rent, discounted at a rate of 15% per annum compounded semi-annually, that is required to be paid during the remaining term of any lease.

•      “consolidated net tangible assets” is the total amount of assets, less reserves and other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as these amounts appear on the most recent consolidated balance sheet of Corning and computed in accordance with generally accepted accounting principles.

•      A “domestic subsidiary” means any subsidiary of Corning except one which neither transacts a substantial portion of its business in the United States nor regularly keeps a substantial portion of its assets, other than intangible assets, in the United States, nor one that is used primarily to finance the operations of Corning outside of the United States. A “subsidiary” is a corporation or any other entity in which Corning and/or one or more of its other subsidiaries owns at least 80% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for the election of directors.

•      “funded debt” means all debt for borrowed money that has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

•      A “principal domestic manufacturing property” is any building, structure or other facility, and the land on which it sits and its associated fixtures, that Corning uses primarily for manufacturing or warehousing, that has a gross book value in excess of 3% of consolidated net tangible assets and that is located in the United States, other than a building, structure or other facility that is financed by industrial revenue bonds or that the board of directors of Corning has determined is not of material importance to the total business that Corning and its subsidiaries conduct.

Defeasance and Covenant Defeasance

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•      We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates;

•      There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash and debt security or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

•      We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•      We must satisfy certain other conditions imposed by the indenture.

If we fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•      We must deposit in trust for the benefit of the holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates;

•      We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves; and

•      We must satisfy certain other conditions imposed by the indenture.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•      The condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Restrictions on Liens” and “—Restrictions on Sales and Leasebacks” and any other covenants that the prospectus supplement or other offering materials may state are applicable to your debt security.

•      The events of default resulting from a breach of covenants, described below in the fourth item under “—Default, Remedies and Waiver of Default—Events of Default”.

                If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, like our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default

With respect to your debt security, when we refer to an event of default, we mean any of the following:

•      We do not pay interest on a debt security within 30 days of its due date.

•      We do not pay the principal or any premium on a debt security on its due date.

•      We do not deposit any sinking fund payment on its due date.

•      We remain in breach of our covenants described under “—Restrictive Covenants and Defeasance—Restrictions on Liens” and “—Restrictive Covenants and Defeasance—Restrictions on Sales and Leasebacks” above, or any other covenant we make in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series.

•      We file for bankruptcy or other events in bankruptcy, insolvency or reorganization occur.

•      Any other event of default described in the prospectus supplement or other offering materials occurs.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all the debt securities to be due immediately. If an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Corning, the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities if we satisfy certain conditions imposed by the indenture, including paying or depositing with the Trustee a sum sufficient to pay overdue interest principal premium (if any) on the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer to pay the trustee’s reasonable expenses and reasonable protection from liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•      A holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•      The holders of 25% or more in principal amount of all of the relevant debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•      The trustee must not have taken action for 60 days after the above steps have been taken. During those 60 days, the holders of a majority in principal amount of the related series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after their due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all of the relevant series of debt securities. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a particular debt security.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Modification and Waiver of Covenants

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of debt security affected by the change. We cannot:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. This type is limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•      If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities.

•      If the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and putting liens on our interests, which we describe above under “—Mergers and Similar Transactions” and “—Restrictive Covenants and Defeasance”. If the holders agree to waive a covenant, we will not have to comply with it.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Form, Exchange and Transfer

If the debt securities cease to be issued in global form, they will be issued:

•      only in fully registered form;

•      without interest coupons; and

•      unless otherwise indicated in a prospectus supplement or other offering materials, in denominations of $1,000 and amounts that are multiples of $1,000;

You may exchange your debt securities that are not in global form for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

You may exchange or transfer your debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

You will not be required to pay a service charge to transfer or exchange your debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with your proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in a prospectus supplement or other offering materials. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Payment Mechanics

Who Receives Payment

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depositary.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Securities.  We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—What Is a Global Security?”.

Payments on Non-Global Securities.  We will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Securities.  We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows.

Unless otherwise indicated in a prospectus supplement or other offering materials, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global security is held of your election:

•      on or before the applicable regular record date, in the case of a payment of interest; or

•      on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect holders of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Securities.  Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect holders of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global security or a non-global security as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of debt securities, if any, requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency is not Available.  If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control—which may include the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the most recently available exchange rate.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day to which that Bank has quoted that rate.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under either indenture.

Exchange Rate Agent.  If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in a prospectus supplement or other offering materials. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we specify in a prospectus supplement or other offering materials that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those institutions a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee for debt securities to be issued under the indenture. The Bank of New York Mellon acts as the custodian of our corporate cash securities, is a lender in our revolving credit facility, and has provided commercial banking and other services for Corning and its related companies in the past and is expected to do so in the future.

DESCRIPTION OF WARRANTS

Corning may issue warrants to purchase its debt securities, as well as warrants to purchase its preferred or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between Corning Incorporated and a bank or trust company, as warrant agent, all as will be set forth in a prospectus supplement or other offering materials.

Debt Warrants

The following summarizes some of the general terms of the debt warrants. You should read the particular terms of any debt warrants that are offered by us and the applicable debt warrant agreements which will be described in more detail in a prospectus supplement or other offering materials. The prospectus supplement or other offering materials will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

Corning may issue warrants for the purchase of its debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement or other offering materials. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between Corning and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the prospectus supplement or other offering materials relating to the debt warrants being offered by the prospectus supplement. A form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, is included as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of debt warrant agreement.

Terms of the Debt Warrants to be Described in the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in a prospectus supplement or other offering materials. This description will include:

•      the title of the debt warrants;

•      the initial offering price;

•      the currency or currency unit in which the price for the debt warrants is payable;

•      the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•      the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•      the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•      the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•      the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;

•      if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•      the identity of the debt warrant agents;

•      whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•      any other terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in a prospectus supplement or other offering materials. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.

Exercise of Debt Warrants

Unless otherwise indicated in a prospectus supplement or other offering materials, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, a prospectus supplement or other offering materials. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement or other offering materials relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement or other offering materials relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or other offering materials, we will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you.

Modifications

The debt warrant agreement may be amended by Corning and the debt warrant agent, without the consent of the holder of any debt warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that Corning may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of debt warrant certificates in any material respect. Corning and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised debt warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of the owners affected by the modification or amendment:

•      An increase in the exercise price of the debt warrants;

•      A shortening of the period of time during which the debt warrants may be exercised;

•      Any material and adverse change that affects the exercise rights of the owners of the debt warrants; or

•      A reduction in the number of debt warrants whose owners must consent to the modification or amendment of the debt warrant agreement or the terms of the debt warrants.

Merger, Consolidation, Sale or Other Dispositions

Under the debt warrant agreement, Corning may, to the extent permitted in the indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of Corning, the successor or assuming corporation will succeed to and be substituted for Corning, with the same effect as if it had been named in the debt warrant agreement and in the debt warrants as Corning. Corning will then be relieved of any further obligation under the debt warrant agreement or under the debt warrants.

Enforceability of Rights, Governing Law

The debt warrant agent will act solely as the agent of Corning in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against Corning suitable to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Unless otherwise indicated in a prospectus supplement or other offering materials, each issue of debt warrants and the applicable debt warrant agreement will be governed by the laws of the State of New York.

Equity Warrants

The following summarizes some of the general terms and provisions of the equity warrants. You should read the particular terms of the equity warrants that are offered by Corning and the applicable equity warrant agreements, which will be described in more detail in a prospectus supplement or other offering materials. The prospectus supplement or other offering materials will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

Corning may issue warrants for the purchase of its equity securities such as its preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement or other offering materials. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between Corning and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the prospectus supplement or other offering materials relating to the equity warrants being offered. A form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, is included as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of equity warrant agreement.

Terms of the Equity Warrants to be Described in the Prospectus Supplement

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in a prospectus supplement or other offering materials. This description will include:

•      the title of the equity warrants;

•      the securities for which the equity warrants are exercisable;

•      the price or prices at which the equity warrants will be issued;

•      the amount of equity securities initially purchasable upon exercise of each equity warrant and the price at which that amount of equity securities may initially be purchased upon exercise of each equity warrant;

•      the date on which the right to exercise the equity warrants will commence and the date on which this right will expire;

•      if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock;

•      if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

•      the identity of the equity warrant agent;

•      if applicable, a discussion of any material federal income tax considerations; and

•      any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Corning.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment if Corning issues a stock dividend to holders of common stock or preferred stock, or if Corning declares a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. Instead of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, Corning may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. Corning may, at its option, reduce the exercise price at any time. Corning will not issue fractional shares upon exercise of equity warrants, but Corning will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the previous paragraph, if there is a consolidation, merger, or sale or conveyance of substantially all of the property of Corning, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

Unless otherwise provided in a prospectus supplement or other offering materials, each equity warrant will entitle the holder of equity warrants to purchase for cash the principal amount of equity securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, a prospectus supplement or other offering materials. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement or other offering materials relating to the equity warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by Corning, unexercised equity warrants will become void.

Equity warrants may be exercised as set forth in the prospectus supplement or other offering materials relating to the equity warrants. Upon receipt of payment and the equity warrant certificate properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the prospectus supplement or other offering materials, Corning will, as soon as practicable, forward the equity securities purchasable upon exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining amount of equity warrants.

If you hold your interest in an equity warrant indirectly, you should check with the institution through which you hold your interest in the equity warrant to determine how these provisions will apply to you.

Modifications

The equity warrant agreement may be amended by Corning and the equity warrant agent, without the consent of the holder of any equity warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the equity warrant agreement, or making any provisions in regard to matters or questions arising under the equity warrant agreement that Corning may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of equity warrant certificates in any material respect. Corning and the equity warrant agent also may modify or amend the equity warrant agreement and the terms of the equity warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised equity warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of the owners affected by the modification or amendment:

•      an increase in the exercise price of the equity warrants;

•      a shortening of the period of time during which the equity warrants may be exercised;

•      any material and adverse change that affects the exercise rights of the owners of the equity warrants; or

•      a reduction in the number of equity warrants whose owners must consent to the modification or amendment of the equity warrant agreement or the terms of the equity warrants.

Merger, Consolidation, Sale or Other Dispositions

Under the equity warrant agreement, Corning may, to the extent permitted in the indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of Corning, the successor or assuming corporation will succeed to and be substituted for Corning, with the same effect as if it had been named in the equity warrant agreement and in the equity warrants as Corning. Corning will then be relieved of any further obligation under the equity warrant agreement or under the equity warrants.

Enforceability of Rights, Governing Law

The equity warrant agent will act solely as the agent of Corning in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against Corning suitable to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Unless otherwise indicated in a prospectus supplement or other offering materials, each issue of equity warrants and the applicable equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following summarizes some of the general terms of the preferred stock of Corning. You should read the particular terms of any series of preferred stock offered by Corning which will be described in more detail in the prospectus supplement or other offering materials relating to such series. The prospectus supplement or other offering materials will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Corning is authorized to issue up to 10,000,000 shares of preferred stock, par value $100 per share. Under the certificate of incorporation of Corning, the board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•      the number of shares to be included in the series;

•      the designation, powers, preferences and rights of the shares of the series; and

•      the qualifications, limitations or restrictions of the series, except as otherwise stated in the certificate of incorporation.

Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock and will file an amendment to the certificate of incorporation setting forth the terms of the series. Corning will not need to seek shareholder approval for this amendment.

In addition, as described under “Description of Depositary Shares”, Corning, at its option, instead of offering full shares of any series of preferred stock, may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement or other offering materials relating to the depositary shares.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Shares of preferred stock issued by Corning may have the effect of rendering more difficult or discouraging an acquisition of Corning deemed undesirable by the board of directors.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Corning.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement or other offering materials relating to these series.

Rank

Unless otherwise specified in the prospectus supplement or other offering materials relating to the shares of any series of preferred stock, shares of one series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement or other offering materials relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Corning on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Corning may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for either of the following:

•      all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•      the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Similarly, Corning may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any of its other stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payments for:

•      all prior dividend periods if the other series of preferred stock pays dividends on a cumulative basis; or

•      the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement or other offering materials for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Corning.

Redemption

If so specified in a prospectus supplement or other offering materials, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or that of the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by Corning of its preferred stock while there is any arrearage in the payment of dividends will be described in a prospectus supplement or other offering materials.

Any partial redemptions of preferred stock will be made in a way that the board of directors of Corning decides is equitable.

Unless Corning defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Anti-takeover Provisions

See “Description of Common Stock —Fair Price Amendment” and “Description of Common Stock—Other Anti-takeover Provisions of the Certificate of Incorporation and By-Laws” for a discussion of provisions of the certificate of incorporation and by-laws of Corning that would have an effect of delaying, deferring or preventing a change in control of Corning.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Corning, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the prospectus supplement or other offering materials relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock relating to liquidation, including Corning’s common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and the other securities will share in any distribution of available assets of Corning on a ratable basis in proportion to the full liquidation preferences. Holders of these series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•      as otherwise stated in the prospectus supplement or other offering materials;

•      as otherwise stated in the certificate of designation establishing the series; or

•      as required by applicable law.

Outstanding Preferred Stock

At November 14, 2008, there were no shares of preferred stock outstanding.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement or other offering materials. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or other offering materials. The prospectus supplement or other offering materials will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of deposit agreement.

General

Corning may, at its option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If it decides to do so, Corning will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Corning and a bank or trust company selected by Corning having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with the approval of Corning, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Preferred Stock

If Corning is to redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Corning redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

Corning will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Corning and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•                  all outstanding depositary shares have been redeemed;

•                  each share of preferred stock has been converted into or exchanged for common stock; or

•                  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Corning.

Corning may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than Corning, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Corning notice of its intent to do so, and Corning may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Corning which are delivered to the preferred stock depositary and which Corning is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Corning will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Corning and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Corning and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

Corning has authorized the issuance of 3,800,000,000 shares of common stock, par value $.50 per share. As of November 17, 2008, Corning had 1,554,336,160 shares outstanding. Each holder of common stock is entitled to one vote per share for all matters to be voted on by shareholders.  Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid, if any, on any outstanding shares of preferred stock. The current quarterly cash dividend of Corning Incorporated is $.05 per share of common stock. The continued declaration of dividends by the board of directors is subject to the current and prospective earnings, financial condition and capital requirements of Corning and any other factors that the board of directors deems relevant.

Upon voluntary or involuntary liquidation, dissolution or winding up of Corning, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Computershare Investor Services, LLC. The common stock is listed on The New York Stock Exchange, Inc. under the symbol “GLW”.

Fair Price Amendment

In 1985, shareholders of Corning adopted a “fair price amendment” to the certificate of incorporation of Corning that, in general, requires the approval by the holders of at least 80% of the voting power of the outstanding capital stock of Corning entitled to vote generally in the election of directors as a condition for mergers and other forms of business combinations with any beneficial owner of more than 10% of this voting power unless:

•                  the transaction is approved by at least a majority of the “continuing directors”, as defined in the certificate of incorporation; or

•                  minimum price, form of consideration and procedural requirements are met.

Amendment or repeal of this provision or the adoption of any inconsistent provision requires the affirmative vote of at least 80% of the voting stock unless the proposed amendment or repeal or the adoption of the inconsistent provisions were approved by two-thirds of the entire board of directors and a majority of the continuing directors.

Other Anti-takeover Provisions of the Certificate of Incorporation and By-Laws

In addition to the fair price amendment, the certificate of incorporation and by-laws of Corning contain other provisions that may discourage a third party from seeking to acquire Corning or to commence a proxy contest or other takeover-related action. Corning has classified its board of directors so that one-third of the board is elected each year to three-year terms of office. In addition, holders of common stock may remove a director from office at any time prior to the expiration of his or her term only with cause and by vote of a majority of holders of common stock outstanding. These provisions, together with provisions concerning the size of the board and requiring that premature vacancies on the board be filled only by a majority of the entire board, may not be amended, altered or repealed, nor may we adopt any inconsistent provisions without the affirmative vote of at least 80% of the voting stock of Corning or the approval of two-thirds of the entire board of directors.

The by-laws of Corning contain procedural requirements with respect to the nomination of directors by shareholders that require, among other things, delivery of notice by nominating shareholders to its Secretary not later than 90 days nor more than 120 days prior to the date of the shareholders meeting at which the nomination is to be considered. The by-laws do not provide that a meeting of the board of directors may be called by shareholders.

The certificate of incorporation of Corning provides that no director will be liable to Corning or its shareholders for a breach of duty as a director except as provided by the New York Business Corporation Law.

The effect of these provisions may be to deter attempts either to obtain control of Corning or to acquire a substantial amount of its stock, even if a proposed acquisition transaction were at a significant premium over the then-prevailing market value of the common stock, or to deter attempts to remove the board of directors and management of Corning, even though some or a majority of the holders of common stock may believe these actions to be beneficial.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters, and we may also sell securities directly to other purchasers or through agents. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the prospectus supplement or other offering materials.

If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

VALIDITY OF SECURITIES

The validity of the securities is being passed on for us by Vincent P. Hatton, Esq., Senior Vice President and General Counsel of Corning, and for any underwriters, dealers or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York. Mr. Hatton owns substantially less than 1% of the outstanding shares of Corning common stock.

EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by Corning Incorporated (the “Company”) in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Company will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration Fee	$	*
Fees and expenses of accountants	$	†
Legal fees and expenses	$	†
Fees and expenses of trustee and counsel	$	†
Printing and engraving	$	†
Blue Sky fees and expenses (including counsel)	$	†
Rating agency fees	$	†
Miscellaneous	$	†
Total	$	†

* Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

† Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Sections 722 and 723 of the Business Corporation Law of the State of New York (the “BCL”) provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Company’s By-Laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the full extent permitted by, and consistent with, the BCL.

Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Company’s Restated Certificate of Incorporation contains such a provision.

Reference is made to the forms of Underwriting Agreement incorporated by reference as Exhibits 1.01 through 1.04 hereto for a description of indemnification arrangements for offerings of securities pursuant thereto.

For the undertaking in relation to indemnification, please see Item 17 below.

Item 16. Exhibits.

Exhibit Number	Exhibits

1.01	Form of Underwriting Agreement relating to debt securities and debt warrants of Corning Incorporated. **
1.02	Form of Underwriting Agreement relating to equity warrants. **
1.03	Form of Underwriting Agreement relating to preferred stock and depositary shares. **
1.04	Form of Underwriting Agreement relating to common stock. **
3.01(i)

Restated Certificate of Incorporation dated December 6, 2000, filed with the Secretary of State of the State of New York on January 22, 2001 (incorporated by reference to Exhibit 3(i) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000).

3.01(ii)

Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of New York on August 5, 2002 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on August 7, 2002).

3.02	By-Laws of the Company amended to and effective as of October 3, 2007 (incorporated by reference to Exhibit 3(ii) of the Company’s Form 10-Q filed on October 26, 2007).
4.01

Indenture, dated November 8, 2000, by and between the Company and of The Bank of New York Mellon Trust Company, N.A. (successor to J. P. Morgan Chase & Co., formerly The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3, Registration Statement No. 333-57082).

4.03	Form of Debt Warrant Agreement, including a form of debt warrant certificate. **
4.04	Form of Equity Warrant Agreement, including form of equity warrant certificate. **
4.05	Form of Deposit Agreement, including form of depositary receipt. **
4.06

Form of certificate for shares of the common stock (incorporated by reference to Exhibit 4 to the Company’s registration statement on Form S-4 dated June 17, 1992 (Registration Statement No. 33-48488)).

5.01	Opinion of Vincent P. Hatton, Esq. *
12.01	Calculation of ratio of income to fixed charges and calculation of ratio of income to combined fixed charges including preferred stock dividends. *
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm. *
23.02	Consent of Vincent P. Hatton, Esq. (included in Exhibit 5.01). *
24.01	Powers of Attorney. *
25.01	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. *

*Filed herewith.
** To be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                 To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on December 1, 2008.

CORNING INCORPORATED
(Registrant)

By:	/S/ VINCENT P. HATTON
Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 1, 2008, in the capacities indicated.

Signature

Signature	Capacity

/s/ Wendell P. Weeks	Chairman of the Board of Directors and
Wendell P. Weeks	Chief Executive Officer
(Principal Executive Officer)

/s/ James B. Flaws	Vice Chairman of the Board of Directors and
James B. Flaws	Chief Financial Officer
(Principal Financial Officer)

/s/ Katherine A. Asbeck	Senior Vice President – Finance
Katherine A. Asbeck	(Principal Accounting Officer)

*	Director
(John Seely Brown)

*	Director
(Robert F. Cummings, Jr.)

*	Director
James B. Flaws

*	Director
(Gordon Gund)

*	Director
(James R. Houghton)

*	Director
(James J. O’Connor)

*	Director
(Deborah D. Reiman)

Signature	Capacity

*	Director
(H. Onno Ruding)

*	Director
(William D. Smithburg)

*	Director
(Hansel E. Tookes II)

*	Director
(Peter F. Volanakis)

*	Director
(Wendell P. Weeks)

*By:	/s/ VINCENT P. HATTON
(Vincent P. Hatton)
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Exhibits

1.01	Form of Underwriting Agreement relating to debt securities and debt warrants of Corning Incorporated. **
1.02	Form of Underwriting Agreement relating to equity warrants. **
1.03	Form of Underwriting Agreement relating to preferred stock and depositary shares. **
1.04	Form of Underwriting Agreement relating to common stock. **
3.01(i)

Restated Certificate of Incorporation dated December 6, 2000, filed with the Secretary of State of the State of New York on January 22, 2001 (incorporated by reference to Exhibit 3(i) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000).

3.01(ii)

Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of New York on August 5, 2002 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on August 7, 2002).

3.02	By-Laws of the Company amended to and effective as of October 3, 2007 (incorporated by reference to Exhibit 3(ii) of the Company’s Form 10-Q filed on October 26, 2007).
4.01

Indenture, dated November 8, 2000, by and between the Company and of The Bank of New York Mellon Trust Company, N.A. (successor to J. P. Morgan Chase & Co., formerly The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3, Registration Statement No. 333-57082).

4.03	Form of Debt Warrant Agreement, including a form of debt warrant certificate. **
4.04	Form of Equity Warrant Agreement, including form of equity warrant certificate. **
4.05	Form of Deposit Agreement, including form of depositary receipt. **
4.06

Form of certificate for shares of the common stock (incorporated by reference to Exhibit 4 to the Company’s registration statement on Form S-4 dated June 17, 1992 (Registration Statement No. 33-48488)).

5.01	Opinion of Vincent P. Hatton, Esq. *
12.01	Calculation of ratio of income to fixed charges and calculation of ratio of income to combined fixed charges including preferred stock dividends. *
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm. *
23.02	Consent of Vincent P. Hatton, Esq. (included in Exhibit 5.01). *
24.01	Powers of Attorney. *
25.01	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. *

*Filed herewith.
** To be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.